Exhibit 99.9

SPECIAL GENERAL MEETING OF SHAREHOLDERS OF MAIDEN HOLDINGS, LTD. [ ], 2025 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. A proposal to approve the voting cutback proposal, being the amendment of Bye-Law 1.1. and Bye-Law 33 of the Bye-Laws of Maiden Holdings, Ltd. (“Maiden”) to remove the 9.5% voting limitation contained therein; 2. A proposal to approve the first merger approval bye-law proposal, being the amendment of Bye-Law 87 of the Bye-Laws of Maiden to require that the first merger resolution (as defined below) shall be approved by a simple majority of votes cast at the Maiden special meeting; 3. A proposal to approve the Statutory Merger Agreement and the merger of Ranger Bermuda Merger Sub Ltd. with and into Maiden, pursuant to and in accordance with the terms of the combination agreement and the Statutory Merger Agreement, with Maiden surviving as a direct wholly owned subsidiary of Ranger U.S. Newco LLC and an indirect wholly owned subsidiary of Bermuda NewCo (the “first merger resolution”); 4. A proposal to authorize the adjournment of the special meeting by Maiden to permit further solicitation of proxies if a quorum is present and sufficient votes are not repre-sented at the special meeting to approve the first merger resolution or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Maiden shareholders; 5. A proposal to approve the equity incentive plan for service providers of Ranger Bermuda Topco Ltd (“Bermuda NewCo”) and its subsidiaries; and 6. A proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Maiden’s named executive officers in connection with the mergers. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special General Meeting and any adjournment. postponement or continuation thereof. FOR AGAINST ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20930303003003030000 6 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 PROXY MAIDEN HOLDINGS, LTD. Special General Meeting of Shareholders to be held [ ], 2025 This proxy is solicited on behalf of the Board of Directors You are encouraged to specify your choices by marking the appropriate boxes. Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted (1) “FOR” a proposal to approve the voting cutback proposal, being the amendment of Bye-Law 1.1. and Bye-Law 33 of the Bye-Laws of Maiden to remove the 9.5% voting limitation contained therein; (2) “FOR” a proposal to approve the first merger approval bye-law proposal, being the amendment of Bye-Law 87 of the Bye-Laws of Maiden to require that the first merger resolution shall be approved by a simple majority of votes cast at the Maiden special meeting; (3) “FOR” a proposal to approve the Statutory Merger Agreement and the merger of Ranger Bermuda Merger Sub Ltd. with and into Maiden, pursuant to and in accordance with the terms of the combination agreement and the Statutory Merger Agreement, with Maiden surviving as a direct wholly owned subsidiary of Ranger U.S. Newco LLC and an indirect wholly owned subsidiary of Bermuda NewCo (the “first merger resolution”); (4) “FOR” a proposal to authorize the adjournment of the special meeting by Maiden to permit further solicitation of proxies if a quorum is present and sufficient votes are not represented at the special meeting to approve the first merger resolution or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Maiden shareholders; (5) “FOR” a proposal to approve the equity incentive plan for service providers of Bermuda NewCo and its subsidiaries; and (6) “FOR” a proposal to approve, by a non-binding, advisory vote, the compensation of Maiden’s named executive officers in connection with the mergers. The undersigned hereby appoints each of Lawrence F. Metz and Patrick J. Haveron as proxies of the undersigned, with full power of substitution, to vote all of the common shares of the Company that the undersigned may be entitled to vote at the Special General Meeting to be held at [●], on [ ], 2025 at [ ] p.m. (Atlantic Standard Time), and at any adjournment, postponement or continuation thereof; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies' discretion on any other matters that may properly come before the meeting. Please date, sign and promptly mail in the self-addressed return envelope. Please indicate, following your signature, if you are signing in a representative capacity. If shares are held jointly, both owners must sign. (Continued and to be signed on the reverse side) 1.1